EXHIBIT 10(a)


                            ASSET PURCHASE AGREEMENT


         THIS AGREEMENT is made and entered into this 19th day of July, 1996, by and between James Kaner, dba Edina Pharmacy, (the "Seller") and Health Outcomes Management, Inc., a Minnesota corporation, (the "Purchaser").

         RECITALS:

         A. The Seller is engaged in the business of operating a pharmacy through an unincorporated business doing business as Edina Pharmacy, with its operations at 3831 West 50th Street, Minneapolis, Minnesota 55410 (the "Business").

         B. Seller desires to sell and Purchaser desires to purchase selected assets used by Seller in the operations of the Business.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                               PURCHASE OF ASSETS

         1.1 Purchase and Sale of the Assets. Purchaser hereby purchases from Seller and Seller hereby sells to Purchaser, on the terms and subject to the conditions set forth in this Agreement, of the assets and properties of Seller which are related to or used in the operation of the Business. The assets and properties to be purchased and sold pursuant to this Agreement (collectively the "Assets") are as follows:

                  a. The equipment, machinery, furnishings, inventory and other assets owned by Seller and used in the operation of the Business, as set forth in Schedule 1.1(a);

                  b. All of the customer lists, lists of suppliers, telephone numbers, and other information reasonably necessary for Purchaser to carry on the Business in the ordinary course on and after the date of closing; and

                  c. General intangible assets of the Business which include goodwill and the Business name "Edina Pharmacy".

         1.2 Lease Agreement. Seller shall assign all of his rights and interest in the building lease pursuant to a Lease Agreement with Delano R. Nelson ("Nelson") dated September 19, 1993 ("Lease Agreement"). Seller shall use his best efforts to obtain consent from Nelson for assigning his rights under the Lease Agreement to Purchaser.

                                    ARTICLE 2
                                 PURCHASE PRICE

         2.1 Purchase Price and Allocation. The purchase price for the Assets (the "Purchase Price") shall be as follows:

                  a. The Purchase Price for the inventory shall be the value for agreed-upon salable inventory as of July 19, 1996. The salable inventory subject to this Agreement shall be determined upon a physical inventory conducted by the parties on the morning of July 19, 1996 adjusted for the cost basis of inventory sold during the course of business on July 19, 1996. The agreed-upon value paid by Purchaser for the inventory shall be reduced by Purchaser's assumption of Seller's remaining obligation pursuant to paragraph 2.1(c);

                  b. The Purchase Price of Thirteen Thousand and no/100 Dollars ($13,000.00) shall be paid for all of the equipment and furnishings of the Business; and

                  c. Purchaser hereby agrees to assume Seller's remaining obligation under a Promissory Note dated September 19, 1993 payable to Nelson ("Promissory Note").

         The Purchase Price shall be allocated among the Assets in a manner to be mutually agreed upon by the Seller and Purchaser. Each party agrees not to assert, in connection with any tax return, audit or other similar proceeding, any allocation of the Purchase Price which differs from the allocation to which the parties shall have agreed.

         2.2 Payment of Purchase Price. The Purchase Price, with the exception of the Promissory Note, shall be paid by cash payments delivered to Seller in the following amounts:

                  a. $12,000 at Closing; and

                  b. The balance in twelve (12) equal monthly installments. Each subsequent payment shall be due on or before the fifteenth day of each of the twelve succeeding months, beginning with the first month following the date of closing.

         These payments will be made promptly by Health Outcomes Management, Inc. and collection of the same are guaranteed personally by W. A. Peter, Jr. W.
A. Peter, Jr. shall be entitled to assert against Seller any and all defenses available to the Purchaser pursuant to the terms of this Agreement.

                                    ARTICLE 3
                ASSUMPTION OF LIABILITIES AND ACCOUNTS RECEIVABLE

         3.1 Limitation on Assumption of Liabilities. Seller will transfer the Assets to Purchaser at the Closing free and clear of all liens and encumbrances, except the equipment leases listed in attached Schedule 3.1, which Purchaser shall assume by virtue of its purchase of the Assets. Purchaser also agrees to assume Seller's obligation pursuant to the Promissory Note. Purchaser shall not assume responsibility for any other debts, liabilities or obligations of Seller of any kind or nature whatsoever other than those specifically pursuant to this paragraph.

         3.2 Accounts Receivable. It is understood and agreed between the parties that the Seller shall be entitled to the receipt of all accounts receivable existing as of the Closing, including: all unremitted credit card receipts of Seller which may be on hand as of the Closing and related to the operation of the Business prior to the date of Closing, all payments due on account as of the Closing and all payments due from insurance, Medicare or other providers. Purchaser agrees to remit to Seller at the place specified in this Agreement any payments received from outstanding accounts as of the close of business on July 19, 1996.

                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         4.1 Clear Title and Conditions. Seller warrants and represents to Purchaser that he has good and marketable title to the Assets subject to this Agreement free and clear of any and all liens, encumbrances, security devices, security interests, financing statements, mortgages, pledges, conditional sales agreements, or claims of any kind, nature or description whatsoever, other than those listed in Schedule 3.1. All of the Assets to be purchased and sold hereunder have been maintained in good operating condition. However, it is specifically agreed between the parties that the Purchaser has been given the opportunity to inspect the Assets fully, and it purchases said Assets in "as is" condition and without any representations or warranties by the Seller.

         4.2 Litigation. Seller has no knowledge of any claim, suit, proceeding or investigation at law or equity which is pending or threatened against or affecting the Seller, the Assets or the Business.

         4.3 Taxes. All federal, state, county, local sales and use, income, and employment taxes and assessments attributable to the Assets and/or the Business which are due and payable by Seller have been duly reported and are fully paid.

         4.4 Books and Records. It is further agreed and understood between the parties that the Seller has provided the Purchaser access to the Seller's financial records, patient medical records and tax returns relating to the Business. Purchaser has independently ascertained the value and expected profitability of the Business and Purchaser does not rely upon any representations or warranties by the Seller as to the future profitability of the Business.

                                    ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         5.1 Due Incorporation. The Purchaser is duly organized, validly existing and in good standing under the laws of Minnesota and has all power and authority to carry on its business and to own, lease, use and operate its properties. Purchaser is not subject to any agreement, commitment or understanding which restricts or may restrict Purchaser's performance of its obligations under this Agreement.

         5.2 Due Authorization. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement and any documents and agreements referred to have been or will be duly and validly authorized, executed and delivered by Purchaser and the obligations of the Purchaser hereunder and thereunder are or will be valid and legally binding, and this Agreement and the documents and agreements referred to are or will be enforceable in accordance with its/their terms.

         5.3 No Breach. Purchaser has full corporate power and authority to purchase, assume and accept the Assets from the Seller, and the execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not conflict with, violate or result in any breach or default of any term or provisions of the Articles of Incorporation, By-Laws or other governing instruments of Purchaser and will not violate any other restriction of any kind or character to which Purchaser is subject.

                                    ARTICLE 6
                 CONDITIONS PRECEDENT TO PURCHASER' OBLIGATIONS

         6.1 Necessary Licensing. The Purchaser's obligations pursuant to this Agreement shall be conditioned upon the following:

                  a. Obtaining the appropriate pharmacy licenses necessary to operate the Business. Purchaser shall undertake all efforts reasonably necessary to obtain the required licenses.

                  b. Obtaining Nelson's consent to Seller's assignment of the Lease Agreement.

                  c. Obtaining Nelson's consent to an extension agreement of the Lease Agreement. Said extension to be on terms which are suitable to the Purchaser.

                                    ARTICLE 7
                                 INDEMNIFICATION

         7.1 Indemnification by Purchaser. Purchaser agrees to indemnify Seller and hold Seller harmless from and against any loss, cost, expense, liability, or other damage resulting from any matter relating to or arising out of the Business from occurrences subsequent to the date of Closing.

         7.2 Indemnification by Seller. Seller agrees to indemnify Purchaser and hold Purchaser harmless from and against any loss, cost, expense, liability or other damage resulting from any matters relating to or arising out of the Business from occurrences prior to the date of Closing.

         7.3 Right of Offset. Seller agrees that Purchaser shall have the right to offset any unpaid liabilities as of July 19, 1996, which are not expressly assumed by Purchaser, against all payments of the Purchase Price due to Seller, in any order determined by the Purchaser. This right to offset shall be in addition to all other remedies available to Purchaser pursuant to this Agreement or under applicable law.

                                    ARTICLE 8
                                     CLOSING

         8.1 Date of Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall be held on July 19, 1996 at the offices of Moss & Barnett, A Professional Association, 90 South Seventh Street, Minneapolis, Minnesota 55402 or at such place as may be mutually agreed upon by the parties and shall be as of the close of business on such day.

         8.2 Documents Delivered by Seller. At the Closing, Seller will deliver to Purchaser the following:

                  a. Bill of Sale to all of the Assets, duly executed by Seller;

                  b. Releases or terminations of any financing statements or security agreements, if any, there be;

                  c. Consent from Mr. Delano R. Nelson regarding substitution of Purchaser as obligor on Promissory Note;

                  d. Consent from Nelson regarding assignment of the Lease Agreement;

                  e. Inventory evaluation and tabulation as of July 19, 1996;
         and

                  f. Clearance letter from Nelson indicating that Seller is current with respect to any and all obligations owed to Nelson.

         8.3 Documents Delivered by Purchaser. At the Closing, Purchaser will deliver to Seller the following:

                  a. The initial cash payment portion of the Purchase Price; and

                  b. The assignment and assumption agreement related to Purchaser's assumption of Seller's liabilities and obligations set forth in Schedule 3.1.

                                    ARTICLE 9
                        PERFORMANCE FOLLOWING THE CLOSING

         9.1 Further Acts and Assurances. The parties will undertake the following acts subsequent to closing:

                  a. Seller agrees that after the date of Closing he will do all such further acts and things and execute, acknowledge and deliver to Purchaser any and all documents, as may be necessary or desirable to vest title to the Assets in Purchaser.

                  b. Purchaser agrees to remit to Seller at the place specified in this Agreement any payments received from outstanding accounts as of the close of business on July 19, 1996.

         9.2 Covenant Not to Compete. During the period of three (3) years from and after the date hereof, Seller covenants and agrees that he will not, without the Purchaser's prior consent, directly or indirectly, within a three (3) mile radius of the Business, engage in the operation or ownership of a pharmacy, become employed by a pharmacy or perform services as a pharmacist.

         9.3. Non-Solicitation. During the period of three (3) years from and after the date hereof, Seller covenants and agrees that he will not, whether for his own account or for the account of any other person, directly or indirectly interfere with the Purchaser's relationship with or endeavor to divert or entice away from the Purchaser any person who or which at any time during the two years preceding the date hereof obtained Seller's services or the services of the Business.

         9.4 Consulting Agreement. Seller agrees to perform consulting services for Purchaser for a period of up to four (4) weeks following the date of Closing. Purchaser shall pay One Thousand and no/100 Dollars ($1,000.00) for each week Seller performs such consulting services.

                                   ARTICLE 10
                                  MISCELLANEOUS

         10.1 Survival of Representations, Warranties and Covenants. Each of the representations, warranties, covenants, agreements and indemnities of the parties contained in this Agreement and in any Exhibit, Schedule, or document delivered by or on behalf of the parties shall survive the closing.

         10.2 Employees. Nothing contained in this Agreement shall constitute or be construed as a contract of employment between Purchaser and any employees of Seller. Seller shall pay to the current employees all accrued wages up to the date of this Agreement.

         10.3 Sales and Use Taxes. Seller agrees to pay in full any and all sales and use taxes, as and when the same may be due, which may be imposed upon or arise out of the transfer of the Assets to the Purchaser and the consummation of the transactions contemplated hereby.

         10.4 Notices. All notices and other communications provided for hereunder shall be in writing and shall be personally delivered, telecopied or mailed or sent to each party, at their address as set forth below or at such other address or in such other manner as may be designated by such party in written notice to each of the other parties.

         If to Seller:              James Kaner
                                    1728 Yorkshire Avenue South
                                    Minnetonka, Minnesota 55305

         If to Purchaser:           William A. Peter, Jr.
                                    Health Outcomes Management, Inc.
                                    2331 University Avenue Southeast
                                    Minneapolis, Minnesota 55414

         10.5 Entire Agreement. This Agreement, together with the Exhibits and Schedules attached hereto, contains the entire agreement of the parties hereto and supersedes all prior or contemporaneous agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.

         10.6 No Waiver; Remedies Cumulative. No failure on the part of a party hereto to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. Remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

         10.7 Specific Performance. Seller acknowledges and agrees that the Assets are unique and that Purchaser will have no adequate remedy at law if Seller shall fail to perform any of his obligations hereunder. In such event, Purchaser shall have the right, in addition to any other rights he may have, to specific performance of this Agreement.

         10.8 Amendments. No purported amendment, modification or waiver of any provision of this Agreement or any Schedule or Exhibit hereto or document referred to herein or contemplated hereby shall be binding or effective unless the same shall be in writing and signed by all the parties.

         10.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. Nothing in this Agreement is to be construed as an authorization or right of any party to assign their rights or delegate their duties under this Agreement without the prior written consent of the other parties hereto.

         10.10 Costs. Each party hereto shall pay their own costs and expenses incurred in connection with negotiating, preparing and consummating the transactions contemplated by this Agreement, including but not limited to attorneys and accountants fees. Notwithstanding the foregoing, the inventory evaluation cost will be split equally by the parties (estimated cost $150 each).

         10.11 Headings. The headings of the articles, sections and subsections of this Agreement are intended for the convenience of the parties only and shall in no way be held to explain, modify, construe, limit, amplify or aid in the interpretation of the provisions hereof.

         10.12 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day, month and year first above written.


PURCHASER:                                 SELLER:

HEALTH OUTCOMES MANAGEMENT, INC.           ------------------------------------
                                           James Kaner

By
   ----------------------------------
   William A. Peter, Jr.
   Its President




                                    GUARANTY

         I, William A. Peter, Jr., hereby personally guarantee Seller's collection of the installment payments to be made by Purchaser pursuant to paragraph 2.2(b) of this Agreement. This guaranty of collection shall extend only to those payments listed in Paragraph 2.2(b). No other guarantees, whether express or implied, oral or written, are being made.

         IN WITNESS WHEREOF, this guaranty has been duly exercised by the undersigned as of the day, month and year first above written.



                                           ------------------------------------
                                           William A. Peter, Jr.



                         LIST OF SCHEDULES AND EXHIBITS


Schedule 1.1(a)    - List of Fixed Assets
Schedule 3.1       - Liabilities and Obligations Assumed




                                 SCHEDULE 1.1(a)


                                Edina Pharmacy
                                3831 W. 50th St.
                                Minneapolis, MN 55410

                             FIXTURES AND EQUIPMENT

Outside

"Edina Pharmacy" sign (4 feet x 20 feet approx.) - lighted

East Side

27 feet wall shelving unit with lighted valance

West Side

12 feet wall shelving
6 feet wall shelving unit with lighted valance
8 feet wall pegboard
1 chair

Middle Section

8 feet metal gondola section
1 display unit
9 feet drug counter unit with formica top - metal shelving on both sides 1 Sharp cash register
1 Rolodex file
1 Unitrex electronic adding machine
1 tape dispenser

Prescription Section - South Side

18 feet "Prescription" sign overhead
15 feet Prescription counter formica top
12 feet prescription door shelving (Schwartz type)
3 feet metal wall shelving
4 feet wood wall shelving
1 Kenmore refrigerator
1 metal prescription file unit
1 Victor safe
Infonet computer system (owner F Dohmen Co. - month-by-month charge) IBM electric typewriter
1 calculator
Phone system - 4 in pharmacy; 1 in office
Assorted pharmacy books and manuals
Tape dispensers
Radio
Assorted pharmacy implements
Assorted tools
Metro alarm burglar system

Pharmacy Storeroom

1 Norand computer system (older model)
3 feet wood shelving
Pharmacy sink
1 torsion balance
Miscellaneous pharmacy implements
1 microwave oven
15 feet wall shelving, wood and metal
1 step ladder
Label dispensers
Waste container
1 Panasonic commercial vacuum cleaner
Rolodex files
Bulk scale

Office Upstairs

3 chairs
1 wood desk
2 drawer metal file
1 adding machine
1 sharp TV security unit

Storeroom Basement

1 metal prescription file unit
Assorted shelving and metal pegs


                                   SCHEDULE 3.1

                       LIABILITIES AND OBLIGATIONS ASSUMED


         1.       Promissory Note dated September 19, 1993 to Delano R. Nelson